EXHIBIT 99.1

Apollo Gold Announces Black Fox Construction Update and Year End 2008
Financial and Operating Results Conference Call

Denver, Colorado – March 31, 2009 - Apollo Gold Corporation (the “Company”) (TSX:APG) (AMEX:AGT) will be updating the market on the Black Fox construction and discuss the 2008 year end financial and operating results on Friday, April 3, 2009. The Company’s management will host the conference call at 9:00 AM MST (8:00 AM PST and 11:00 AM EST). The 2008 10-K and press release earnings report are available on the Company website at www.apollogold.com.

Conference Call Details:

Call-in Number – North America	(877) 407-8033
Call-in Number – International	(201) 689-8033

The conference call will be available for replay until April 9, 2009 by calling (877) 660-6853 for North American callers and (201) 612-7415 for International callers. You will need both account 286 and conference id# 318119 for playback. A link to the live webcast of the conference call will be available also on the Company website until April 30, 2009.

Contact Information:

Investor Relations – Marlene Matsuoka
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: info@apollogold.com	Website: www.apollogold.com